Exhibit 10.58

Translated from Japanese

Loan Rate/Discharge Method/Interest Payment Method

5. Loan rate

Annual 3.975%                                                              Basic interest rate: B’s short-term prime rate

If the basic interest is not a fixed rate, the loan rate shall be changed based on Article 4 below.

6. Discharge Method/Interest Payment Method

1) Equal principal Payment (incl. a lump sum payment on the due date)

			Due date and payment interval		Number of payments	Amount
p	I	1st	February 28, 2009			¥2,777,000
r	n		Fr. Thru. Every m(s).; Date:
i	s		Fr. Thru. Every m(s).; Date:
n	t
c	a
i	l
p	l
a	m
l	t
	Increased paymt.		Fr. Thru. Every m(s).; Date:
	Paymt. Due		Final due date			¥83,338,000
	Paymt. Method		Advance Paymt.		Interval	Every m(s).
Interest	1st paymt. due		Feb. 6, 2009	2nd paymt. due: Feb. 28, 2009	Due for 2nd paymt. and after	Date:

2) Equal installment payment

		Due date and payment interval	Number of payments	Amount
Interest for grace period	1st due	2nd and after: Fr. Thru. Every m(s).; Date:
Principal	1st			Separately notified in writing
and	2nd	Fr. Thru. Every m(s).; Date:	times	¥
interest	Final	Final due date		Balance and the interest

The interest during the grace period and the first payment amount for both the principal and shall be deteremined by B’s calculation method. In this case the amount may be different from the amount for the second payment and payments thereafter.

Deduction of the payment and interest:

7  Payment account (owned by the debtor)

Branch Name	Account type	Account No.	The Name of the owner
Nakano	Ordinary deposit		IA Partners, Inc.
(The branch holding the account)

8  The deduction date:

The due dates specified in Article 6 above (however, the following business day if the dates fall on a bank holiday)

(to be continued to the next page)

Template for Monetary Loan (w/ covenant) Sheet (2-1) [To be stored 10 yrs. 8032 14.12]